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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 2006, included in the Proxy Statement of EPIX Pharmaceuticals, Inc. that is made a part of the Registration Statement on Form S-4 and Prospectus of EPIX Pharmaceuticals, Inc. for the registration of 33,275,484 shares of its common stock.


                                                           /s/ Ernst & Young LLP


Boston, Massachusetts
April 24, 2006